UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
____________________

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On January 23, 2013, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K, reporting events on and after January 17, 2013, with regard to the acquisition of all of the common stock of the separate real estate investment trusts that indirectly owned three real estate investment properties: Ashford Park, a multifamily community consisting of 408 units located in Atlanta, Georgia ("Ashford Park"); Lake Cameron, a multifamily community consisting of 328 units located in suburban Raleigh, North Carolina ("Lake Cameron"); and McNeil Ranch, a multifamily community consisting of 192 units located in Austin, Texas ("McNeil Ranch," and collectively, the "Real Estate Investment Properties"). The Company hereby amends the Current Report on Form 8-K filed on January 23, 2013, reporting events on and after January 17, 2013, to provide the required financial information related to its acquisition of the Real Estate Investment Properties.

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Independent Auditor's Report	F-1
Combined Statements of Revenue and Certain Operating Expenses for the years ended
December 31, 2012, 2011 and 2010	F-2
Notes to Combined Statements of Revenues and Certain Operating Expenses	F-3

(b) Pro Forma Financial Information.
Unaudited Pro Forma Consolidated Financial Statements dated December 31, 2012	F-5
Unaudited Pro Forma Consolidated Balance Sheet dated December 31, 2012	F-6
Unaudited Pro Forma Consolidated Statement of Operations for the year ended
December 31, 2012	F-7
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-8

Independent Auditor's Report

To the Board of Directors and Stockholders of Preferred Apartment Communities, Inc.

We have audited the accompanying combined statements of revenues and certain operating expenses for the Acquired Properties for each of the three years in the period ended December 31, 2012.

Management's Responsibility for the Combined Statements of Revenues and Certain Operating Expenses

Management is responsible for the preparation and fair presentation of the combined statements of revenues and certain operating expenses in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined statements of revenues and certain operating expenses that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined statements of revenues and certain operating expenses based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of revenues and certain operating expenses are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statements of revenues and certain operating expenses. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined statements of revenues and certain operating expenses, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Acquired Properties' preparation and fair presentation of the combined statements of revenues and certain operating expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Properties' internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined statements of revenues and certain operating expenses. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statements of revenues and certain operating expenses of the Acquired Properties present fairly, in all material respects, the revenues and certain operating expenses described in Note 1 of the Acquired Properties for the three years in the period ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying combined statements of revenues and certain operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 and are not intended to be a complete presentation of the Acquired Properties’ revenues and expenses.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
April 3, 2013

Lake Cameron, McNeil Ranch and Ashford Park

Combined Statements of Revenue and Certain Operating Expenses

	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010

Revenue
Net rental income	$9,683,005	$9,192,979	$8,790,086
Other revenue	1,043,648	964,733	953,781
Total Revenues	10,726,653	10,157,712	9,743,867

Certain operating expenses
Management fees	346,978	329,258	315,133
Property operations & maintenance	2,933,490	2,815,644	2,722,529
General & administrative	398,104	381,928	407,879
Real estate taxes	1,447,510	1,241,802	1,222,069
Total certain operating expenses	5,126,082	4,768,632	4,667,610
Revenue in excess of certain operating expenses	$5,600,571	$5,389,080	$5,076,257

See notes to combined statements of revenues and certain operating expenses.

Lake Cameron, McNeil Ranch and Ashford Park
Notes to Combined Statements of Revenue and Certain Operating Expenses

1.	Organization and Formation
Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”) effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily properties in select targeted markets throughout the United States.

On January 23, 2013, the Company completed the acquisition of three multifamily communities (the “Acquired Properties”) from Williams Multifamily Acquisition Fund, LP, a Delaware limited partnership, an entity whose properties were also managed by Preferred Residential Management:

•
The Company acquired Lake Cameron REIT Inc. ("Lake Cameron"), a Delaware corporation, which was formed on April 12, 2007. Lake Cameron’s only investment is a 328 unit community in suburban Raleigh, North Carolina.

•	The Company acquired Ashford Park REIT Inc. ("Ashford Park"), a Delaware corporation, which was formed on August 23, 2007. Ashford Park’s only investment is a 408 unit community in Atlanta, Georgia.

•	The Company acquired McNeil Ranch REIT Inc. ("McNeil Ranch"), a Delaware corporation, which was formed on April 12, 2007. McNeil Ranch’s only investment is a 192 unit community in Austin, Texas.
Preferred Residential Management, LLC, a related party, was and continues to be responsible for the property management of the Acquired Properties. The Acquired Properties' operations are presented on a combined basis as a result of being under common management during all of the periods presented.

2.	Summary of Significant Accounting Policies
Basis of Presentation
The accompanying combined statements of revenue and certain operating expenses include the rental and property operations of the Acquired Properties for the years ended December 31, 2010, 2011, and 2012.
The accompanying combined statements of revenue and certain operating expenses were prepared for the purpose of inclusion in a Form 8-K and to comply with the rules and regulations of the United States Securities and Exchange Commission for the acquisition of real estate properties. The combined statement of revenue and certain operating expenses are not intended to be a complete presentation of the actual operations of the properties for the applicable periods, as certain expenses which may not be comparable to the expenses to be incurred in the proposed future operations of the properties have been excluded. Expenses excluded consist of interest expense on certain loans that were refinanced at acquisition by the Company, depreciation, amortization and other expenses not directly related to the proposed future operations of the Acquired Properties. Except as noted above, the Company is not aware of any material factors relating to the property other than those discussed that would cause the reported financial information not to be indicative of future operating results.

Use of Estimates
The preparation of the combined statements of revenue and certain operating expenses in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses. Actual results could differ from those estimates.

Lake Cameron, McNeil Ranch and Ashford Park
Notes to Combined Statements of Revenue and Certain Operating Expenses (continued)

2. Summary of Significant Accounting Policies (continued)
Revenue Recognition
Residential properties are leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases in rental rates over the term of the lease, are recognized on a straight-line basis.

Under the terms of residential leases, residents are obliged to reimburse the projects for certain utility usage, principally water, gas, trash and electricity, where the projects are the primary obligor to the local public utility entity. These utility reimbursements from residents are included in other revenue in the accompanying combined statements of revenue and certain operating expenses. The utility reimbursements for the years ended December 31, 2010, 2011, and 2012 for the Acquired Properties were $112,672, $104,690, and $121,477 for Lake Cameron; $256,815, $264,725 and $281,826 for Ashford Park; and $115,451, $118,062 and $134,707 for McNeil Ranch, respectively.

Operating Expenses
Operating expenses represent the direct expenses of operating the properties and consist primarily of payroll, utilities, repairs and maintenance, insurance, property taxes and other operating expenses that are expected to continue in the proposed future operations of the properties.

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

3. Related Party Transactions

Under the provisions of the Operating Agreement, Preferred Residential Management, LLC, an affiliate of the Company, is responsible for the management of the Acquired Properties.

The Management Fee is based on 3.25% of monthly gross rental income, but never less than $16 per unit. Preferred Residential Management, LLC also received payroll reimbursements related to management services. The payroll reimbursements are included in the Property operations & maintenance expense in the combined statements of revenue and certain operating expenses. In connection with this activity, affiliates earned fees and received expense reimbursements as follows:

	2012	2011	2010

Management fees	$346,978	$329,258	$315,133
Payroll reimbursements	$1,198,558	$1,182,502	$1,181,199

4. Subsequent Events
Management has evaluated all events and transactions that occurred after December 31, 2012 through April 3, 2013, the date which the statements were available to be issued, and noted no items requiring adjustment of the statements or additional disclosure.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of Preferred Apartment Communities, Inc. (the “Company”) is presented as if the acquisitions and transactions as described in Note 1 had occurred as of December 31, 2012. The accompanying Unaudited Pro Forma Consolidated Statement of Operations of the Company is presented for the year ended December 31, 2012 (the “Pro Forma Period”), and includes certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2012.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2012.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2012

	PAC	(Pro Forma Adjustments to reflect)
	REIT	Acquired
	Historical	Properties		Other		Pro Forma
Assets	(See Note 1)	(See Note 1)		(See Note 1)		Combined
Real estate
Land	$13,052,000	$16,700,000	A	—		$29,752,000
Building and improvements	60,284,587	60,278,288	A	—		120,562,875
Furniture, fixtures, and equipment	8,771,346	8,015,930	A	—		16,787,276
Construction In progress	3,023	—		—		3,023
Gross real estate	82,110,956	84,994,218		—		167,105,174
Less: accumulated depreciation	(6,288,998)	—		—		(6,288,998)
Net real estate	75,821,958	84,994,218		—		160,816,176
Real estate loans	35,106,197	—		—		35,106,197
Total real estate and real estate loans, net	110,928,155	84,994,218		—		195,922,373
						—
Cash and cash equivalents	2,973,509	(33,987,402)	A	37,269,243	B	6,586,107
Restricted cash	540,232	1,044,116	A	—		1,584,348
Notes receivable	2,450,000	—		—		2,450,000
Revolving line of credit to related party	936,827	—		—		936,827
Deferred interest receivable on real estate loans	718,901	—		—		718,901
Intangible assets acquired	—	6,498,879	A	—		6,498,879
Tenant receivables	11,453	134,606	A	—		146,059
Deferred loan costs	681,632	835,794	C	96,295	C	1,613,721
Deferred offering costs	3,347,965	—		(232,795)	B	2,784,413
Other assets	703,256	24,200	A	(96,295)	C	631,161

Total assets	$123,291,930	$59,544,411		$37,036,448		$219,872,789

Liabilities and equity

Liabilities
Mortgage notes payable	$55,637,000	$59,045,000	C	—		$114,682,000
Accounts payable and accrued expenses	1,110,964	1,120,162	A	—		2,231,126
Revolving credit facility	14,801,197	—		—		14,801,197
Accrued interest payable	202,027	—		—		202,027
Dividends payable	851,484	—		—		851,484
Intangible liabilities acquired	—	277,195	A	—		277,195
Security deposits and prepaid rents	330,108	176,362	A	—		506,470
Other deferred income	301,575	—		—		301,575
Other liabilities	—	31,213	A	—		31,213
Total liabilities	73,234,355	60,649,932		—		133,884,287

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 150,000
shares authorized; 19,762 shares issued and outstanding at December 31, 2012	198	—		—		198
Series B Convertible Preferred Stock, $0.01 par value per share; 40,000
shares authorized, issued and outstanding at December 31, 2012	—	—		400	B	400
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
5,288,444 shares issued and outstanding at December 31, 2012	52,885	—		—		52,885
Additional paid in capital	59,412,744	(1,105,521)	A	37,036,048	B	95,343,271
Accumulated deficit	(9,408,253)	—		—		(9,408,253)
Total stockholders' equity	50,057,574	(1,105,521)		37,036,448		85,988,501
Non-controlling interest	1	—		—		1
Total equity	50,057,575	(1,105,521)		37,036,448		85,988,502

Total liabilities and equity	$123,291,930	$59,544,411		$37,036,448		$219,872,789
The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2012

	PAC	(Pro Forma Adjustments to reflect)
	REIT	Acquired			PAC
	Historical	Properties	Other		REIT
	(See Note 1)	(See Note 1)	(See Note 1)		Pro Forma
Revenues:
Rental revenues	$9,102,757	$9,683,005	—		$18,785,762
Other property revenues	1,128,902	539,206	277,195	AA	1,945,303
Interest income on loans and notes receivable	2,259,576	504,442	—		2,764,018
Total revenues	12,491,235	10,726,653	277,195		23,495,083

Operating expenses:
Property operating and maintenance	2,370,398	2,933,490	—		5,303,888
Property management fees to related party	410,046	346,978	82,088	BB	839,112
Real estate taxes	753,737	1,447,510	—		2,201,247
General and administrative	178,922	201,359	—		380,281
Depreciation and amortization	3,595,298	—	11,131,361	CC	14,726,659
Acquisition costs	912	—	—		912
Organizational costs	1,593	—	—		1,593
Insurance	173,270	196,745	—		370,015
Professional fees	339,681	—	—		339,681
Other	150,931	—	—		150,931
Total operating expenses	7,974,788	5,126,082	11,213,449		24,314,319

Operating income (loss) before corporate and other expenses	4,516,447	5,600,571	(10,936,254)		(819,236)

Management fees to related party	822,723	—	308,515	DD	1,131,238
Insurance	166,757	—	—		166,757
Interest expense	2,504,679	—	1,981,264	EE	4,485,943
Equity compensation to directors and executives	1,251,216	—	—		1,251,216
Other (income), net	(82,298)	—	—		(82,298)
Net loss	(146,630)	5,600,571	(13,226,033)		(7,772,092)

Less consolidated net loss attributable
to non-controlling interests	—	—	—		—

Net loss attributable to the Company	(146,630)	5,600,571	(13,226,033)		(7,772,092)

Dividends to preferred stockholders	(450,806)	—	(3,114,279)	FF	(3,565,085)

Earnings attributable to unvested restricted stock	(17,094)	—	—		(17,094)

Net loss attributable to common stockholders	$(614,530)	$5,600,571	$(16,340,312)		$(11,354,271)

Net loss per share of Common Stock
attributable to common stockholders, basic and diluted	$(0.12)			GG	$(2.20)

Weighted average number of shares of Common
Stock outstanding, basic and diluted	5,172,260				5,172,260

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the "Code") effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of its total assets in other real estate related investments, as determined by its manager as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, or its Manager, a Delaware limited liability company and related party.

On January 17, 2013, the Company issued 40,000 shares of its Series B Convertible Preferred Stock, or Series B Preferred Stock, at a purchase price of $1,000 per share through a private placement transaction. The net proceeds totaled approximately $37.6 million after commissions. The Series B Preferred Stock will automatically be converted into shares of Common Stock following, and subject to, stockholder approval, at a conversion price of $7.00 per common share. The conversion would result in the issuance of approximately 5,714,274 shares of Common Stock. The Company plans to file a resale registration statement by no later than April 15, 2013 for the purpose of registering the resale of the underlying shares of Common Stock into which the shares of Series B Preferred Stock are convertible following stockholder approval. The Series B Preferred Stock pays dividends at the same rate as those declared on our Common Stock, on an as-converted basis.

On January 23, 2013, the Company acquired three multifamily communities: McNeil Ranch, a 192 unit community in Austin, Texas, for approximately $21.0 million; Lake Cameron, a 328 unit community in Raleigh, North Carolina, for approximately $30.5 million; and Ashford Park, a 408 unit community in Atlanta, Georgia for approximately $39.6 million. These three communities are referred to collectively as the Acquired Properties.

The attached Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations include four columns.  The first column labeled "PAC REIT Historical" represents the actual financial position and results of operations of the Company as of and for the year ended December 31, 2012.  The second column, entitled "Acquired Properties" on the Pro Forma Consolidated Balance Sheet represents the pro forma adjustments required in order to reflect the balance sheet impact of acquiring the three properties. The second column, entitled "Acquired Properties" on the Pro Forma Consolidated Statement of Operations represents the actual revenues and expenses of the three properties during the year ended December 31, 2012.  The "Other" column on the Pro Forma Consolidated Balance Sheet represents the pro forma adjustments required to reflect the closing of the Series B Preferred Stock Offering, and on the Pro Forma Consolidated Statement of Operations represents the pro forma adjustments required to reflect expense adjustments to reflect the depreciation on the properties, amortization of the debt financing and lease intangible costs, additional management fees that would have been due pursuant to the third amended and restated management agreement, or Management Agreement, and the accrual of dividends on the Series B Preferred Stock Offering.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

2.	Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A)To reflect the purchase price allocation of the Acquired Properties:

Land	$16,700,000
Building and improvements	60,278,288
Furniture fixtures & equipment	8,015,930
In-place leases	5,647,619
Customer relationships	851,260
Deposits	1,044,116
Receivables and other assets	158,806
Accounts payable, deposits and accrued expenses	(1,327,737)
Below-market leases	(277,195)
Net assets acquired	$91,091,087

On January 23, 2013, the Company closed the purchase transactions of the Acquired Properties. For the purpose of these pro forma financial statements, the Company is assumed to have purchased the Acquired Properties with a combination of cash from the Series B Preferred Stock Offering and debt financing.  The costs of the acquired tangible and intangible assets are allocated based on estimates of their fair value.  The fair value of the buildings is estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties and is to be depreciated on a straight-line basis over its estimated remaining useful life of 30 years. The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the property to the occupancy level of the property at the date of acquisition. The acquired furniture, fixtures & equipment are to be depreciated on a straight-line basis over their estimated remaining useful lives. For five-year life assets totaling approximately $4.4 million, the remaining useful life is estimated to be 2.5 years. For ten-year life assets totaling approximately $3.6 million, the remaining useful life is estimated to be five years.

The allocation of purchase price is based on the Company's best estimates and is subject to change based on the final determination of the fair value of assets acquired.  In, addition, the purchase price is subject to any working capital adjustments that may occur at closing, but these adjustments are not expected to be significant.

Net proceeds from debt financing on Accquired Properties	$59,045,000

Less:
Purchase price of Acquired Properties	(91,091,087)
Property acquisition costs, reduced for amounts incurred at December 31, 2012	(1,105,521)
Deferred loan costs	(835,794)

$(33,987,402)

The pro forma adjustment to additional paid-in capital of $1,105,521 represents acquisition costs incurred subsequent to December 31, 2012 related to the Acquired Properties.

(B)    To reflect the issuance of 40,000 shares of Series B Preferred Stock and the cash proceeds to the Company:

Gross proceeds from preferred stock offering	$40,000,000
less: commissions	(2,400,000)
less: deferred offering costs incurred in 2013	(330,757)

Net proceeds to the Company	$37,269,243

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

As of December 31, 2012, the Company had already incurred offering costs totaling $232,795, plus an additional $330,757 during 2013.  These costs are reflected as an adjustment to the pro forma Additional Paid-In Capital as part of the offering transaction.

Reconciliation of the Additional Paid-In Capital Adjustment:

Proceeds from Series B Offering	$37,600,000

Less: Deferred offering costs	(563,552)
37,036,448

Less: par value of Preferred Stock	(400)

APIC adjustment	$37,036,048

(C)    On January 23, 2013, the Company refinanced the Acquired Properties with seven year mortgage financing totaling $59,045,000 and bearing interest at a fixed rate of 3.13% per annum. In conjunction with securing the new financing, the Company incurred a total of $932,089 in loan acquisition costs, which are to be amortized over the lives of the mortgages using the effective interest method. Included in this total is $96,295 of non-refundable mortgage application deposits, which were paid in 2012 and classified as other assets. The Unaudited Consolidated Pro Forma Balance Sheet shows this reclassification adjustment from other assets to deferred loan costs, as well as the incurrence of the new mortgage debt as of December 31, 2012.

3. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations

The adjustments to the Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 are as follows:

    (AA)    Included in the Company’s allocation of the Acquired Properties’ purchase prices to the fair values of assets and liabilities acquired were the values of below market leases, which totaled $277,195. These liabilities were amortized over the average remaining lease term, which was approximately six months.

(BB)    Effective with the purchase of the three properties by the Company, the property management fee will increase from 3.25% of monthly gross rental income to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustment reflects this additional cost burden on the properties’ operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges that would have been incurred by the properties assuming the purchase had occurred effective January 1, 2012. The pro forma adjustment assumes a straight-line depreciation method using a 30 year life for buildings, five to ten years for acquired building improvements and furniture fixtures and equipment, and for acquired intangible assets, approximately six months based upon the average remaining lease term for acquired leases in place. The values of customer relationship intangible assets are amortized over the average remaining lease term plus the average estimated renewal period, the total of which approximated twelve months.

    (DD)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the pro forma asset management fee adjustment, the Company added management fees calculated on the acquired gross assets, as adjusted, plus the pro forma acquisition costs and deferred loan costs incurred on the Acquired Properties.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense incurred on the debt financings used to acquire the three properties, based upon the actual fixed 3.13% interest rate that was negotiated when the loans closed on January 23, 2012. The interest rates negotiated result in an annual interest expense of $1,981,264. Included in this amount is annual amortization expense of $133,156 of loan origination costs, which totaled

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

$932,089. The pro forma adjustment assumes a straight-line amortization method, which approximates the effective yield method, assuming a 7 year term on the debt financings.

(FF)    The terms of the Series B Preferred Stock include a required conversion to Common Stock, conditional upon approval by the current holders of Common Stock by vote on May 9, 2013. From the date of issue until conversion, holders of the Series B Preferred Stock are entitled to dividends on a pro rata basis at the same rate as dividends declared on the Company’s Common Stock, calculated on an as-converted basis. If the conversion is not approved by holders of the Company’s Common Stock, the Series B Preferred Stock will begin accruing dividends at 15% per annum. The Pro Forma Statement of Operations does not assume conversion to Common Stock during the twelve-month period ended December 31, 2012. The adjustment presented for dividends to preferred stockholders is calculated based upon the Common Stock dividends per share actually declared during 2012, which totaled $0.545 per share of Common Stock.

(GG)    Calculation of pro forma net loss per share of Common Stock:

Net loss per share:

Net loss attributable to the Company	$(7,772,092)

Dividends to preferred stockholders	(3,565,085)

Earnings attributable to unvested restricted stock	(17,094)

Net loss attributable to common stockholders	$(11,354,271)

Weighted average number of shares of Common Stock - basic	5,172,260

Effect of dilutive securities:	—

Weighted average number of shares of Common Stock - diluted	5,172,260

Loss per weighted average share - basic and diluted	$(2.20)

Since the Company reported a net loss for the pro forma period presented, the effect of all potential common stock equivalents was antidilutive for purposes of calculating loss per weighted average share.